Exhibit T3E-5
Hearing Date: August 21, 2007 at 10 a.m. (Eastern time)
Objection Deadline: August 20, 2007 at 12 p.m. (Eastern time)
LATHAM & WATKINS LLP
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606-6401
(312) 876-7700
David S. Heller
Richard A. Levy
Keith A. Simon

Email:	david.heller@lw.com richard.levy@lw.com keith.simon@lw.com
-and-
LATHAM & WATKINS LLP
885 Third Avenue, Suite 1000
New York, NY 10022
(212) 906-1200
Henry P. Baer, Jr. (HB-3866)
Joseph Furst, III (JF-6136)

Email:	henry.baer@lw.com joseph.furst @lw.com
Counsel for Debtors and Debtors-in-Possession
Bally Legal Information Hotline:
Toll Free: (888) 251-3046
Bally Legal Information Website:
http://www.kccllc.net/bally
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re:		)	Chapter 11
)
	BALLY TOTAL FITNESS OF	)
	GREATER NEW YORK, INC., et al.,	)	Case No. 07-12395 (BRL)
)
	Debtors.	)
		)	Jointly Administered

NOTICE OF EMERGENCY HEARING

     PLEASE TAKE NOTICE that, on August 13, 2007, the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) filed the following motions (the “Motions”):
(1)	Motion Of Debtors For Order, Pursuant To Section 1127(A) Of The Bankruptcy Code And Bankruptcy Rule 3019, Authorizing The Debtors To Modify Their Joint Prepackaged Chapter 11 Plan Of Reorganization;

(2)	Debtors’ Motion For Order (A) Authorizing The Debtors To Enter Into The Investment Agreement And New Restructuring Support Agreement And (B) Approving Break-Up Fee And Expense Reimbursement
     PLEASE TAKE NOTICE that the hearing (the “Hearing”) on the Motions will be held before the Honorable Judge Lifland on August 21, 2007 at 10 a.m. (Prevailing Eastern Time), or as soon thereafter as counsel may be heard, in the United States Bankruptcy Court for the Southern District of New York, Courtroom 623, Alexander Hamilton Customs House, One Bowling Green, New York, 10004-1408 (the “Bankruptcy Court”).
     PLEASE TAKE FURTHER NOTICE that the Hearing may be adjourned thereafter from time to time without further notice.
     PLEASE TAKE FURTHER NOTICE that responses or objections to the Motions, if any, must (i) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules of the Bankruptcy Court, (ii) be set forth in writing describing the basis therefore, and (iii) be filed with the Bankruptcy Court electronically in accordance with General Order M-242, as amended by General Order M-269, by registered users of the Court’s electronic case filing system (the Users’ Manual for the Electronic Case Filing System can be found at www.nysb.uscourts.gov, the official website for the Bankruptcy Court), with a hard copy delivered directly to Chambers.
     PLEASE TAKE FURTHER NOTICE that any such responses or objections must also be served (i) in accordance with the Order Establishing Certain Notice, Cash Management and Administrative Procedures (the “Case Management Order,” as amended), entered by the Court in these cases on August 2, 2007 (Docket No. 86), and (ii) upon Debtors’ counsel identified below and each other member of the Master Service List (as defined in the Case Management Order), in each case so as to be actually received no later than 12 p.m. (prevailing Eastern Time) on August 20, 2007 (the “Objection Deadline”).

     PLEASE TAKE FURTHER NOTICE that only those objections made in writing and timely filed and received by the Objection Deadline will be considered by the Bankruptcy Court during the Hearing. If no objections to the Motions are timely filed and served in accordance with the procedures set forth herein, the Bankruptcy Court may enter a final order granting the Motions without further notice.

     PLEASE TAKE FURTHER NOTICE THAT THE MOTIONS (AND ALL OTHER PLEADINGS FILED WITH, AND ORDERS GRANTED BY, THE BANKRUPTCY COURT) ARE AVAILABLE FOR INSPECTION ON THE BANKRUPTCY COURT’S INTERNET SITE AT WWW.NYSB.USCOURTS.GOV AND AT NO COST FROM THE DEBTORS’ RESTRUCTURING WEBSITE: HTTP://WWW.KCCLLC.NET/BALLY. THEY ARE ALSO AVAILABLE UPON REQUEST FOR NO FEE BY CALLING (888) 251-3046.

Dated: August 13, 2007		Respectfully submitted,
New York, NY
LATHAM & WATKINS LLP

	By:	/s/ David S. Heller
David S. Heller
Richard A. Levy
Keith A. Simon
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606-6401
Telephone: (312) 876-7700
Facsimile: (312) 993-9767

-and-

	By:	/s/ Henry P. Baer, Jr.
Henry P. Baer, Jr. (HB-3866)
Joseph Furst, III (JF-6136)
885 Third Avenue, Suite 1000
New York, New York 10022
Telephone: (212) 906-1200
Facsimile: (212) 751-4864

Counsel for Debtors and Debtors-in-Possession

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